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                                                                     Exhibit 5.1



                                  Law Offices Of
                           PILLSBURY MADISON & SUTRO LLP
                                2700 Sand Hill Road
Los Angeles              MENLO PARK, CALIFORNIA 94025-7020        Menlo Park
New York                     Telephone (415) 233-4500             Orange County
Sacramento                   Telecopier (415) 233-4545            San Diego
Washington, D.C.                                                  San Jose
Tokyo                                                             Hong Kong
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Writer's Direct Dial Number




                              July 24, 1996



Western Micro Technology, Inc.
254 E. Hacienda Avenue
Campbell, CA  95008


     Re:  Registration Statement on Form S-8


Ladies and Gentlemen:

     With reference to the Registration Statement on Form S-8 to be filed by Western Micro Technology, Inc., a California corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relat-ing to 350,000 shares of the Company's common stock, without par value (the "Common Stock"), issuable pursuant to the Company's 1994 Stock Option Plan (the "Plan"), it is our opinion that the Common Stock, when issued and sold in accor-dance with the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                             Very truly yours,


                             /s/ Pillsbury Madison & Sutro LLP



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